EXHIBIT 99.1

NEWS RELEASE

COMPUWARE CORPORATION                                           COMPUWARE [LOGO]
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Corporate Headquarters
One Campus Martius o Detroit, MICHIGAN 48226
(313) 227-7300

For Immediate Release

April 14, 2008

               Compuware Corporation Announces Stellar Preliminary
                                Financial Results


DETROIT--April 14, 2008--Compuware Corporation (NASDAQ: CPWR) today announced preliminary financial results for its fourth quarter ended March 31, 2008.


Compuware expects fiscal 2008 fourth quarter total revenue of approximately $337 million, based on software license revenues of approximately $100 million, maintenance revenue of approximately $126 million and professional services revenue of approximately $111 million. The company expects earnings per share this quarter--before restructuring charges--to be approximately 23 cents. On a GAAP basis, earnings per share are expected to be approximately 22 cents.


"Q4 was an absolutely tremendous quarter for us--especially the license number--and I'm extremely proud of our entire organization for the way we rallied from a rough start of the fiscal year to close with such a strong performance," said Compuware Chairman and CEO Peter Karmanos, Jr. "We are now focused on continuing this momentum into Q1 and throughout FY `09. We look forward to discussing our positive results and our plans for FY `09 on our earnings call on May 15, 2008."


Use of Non-GAAP Financial Information


In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, this press release uses a non-GAAP measure of earnings per share. The earnings per share disclosure on a non-GAAP basis excluded the impact of restructuring charges (net impact of one cent). Compuware management believes the non-GAAP financial information provided in this release is useful to investors' understanding and assessment of Compuware's ongoing core operations and prospects for the future. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses both GAAP and non-GAAP information in operating and evaluating its business and as such has determined that it is important to provide this information to investors.


Compuware Corporation

Compuware Corporation (NASDAQ: CPWR) is a world leader in delivering software and services that enable businesses to manage their enterprises and maximize the value of their IT assets. Compuware solutions accelerate the development, improve the quality and enhance the performance of business-driving applications. Founded in 1973, Compuware serves the world's leading IT organizations, including more than 90 percent of the Fortune 100 companies. Learn more about Compuware at http://www.compuware.com/.

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Press Contact

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Compuware Corporation Announces Stellar Preliminary Financial Results
April 14, 2008

Lisa   Elkin,   Vice   President,   Communications   and   Investor   Relations,
+1-313-227-7345

Certain statements in this release that are not historical facts, including those regarding the Company's future plans, objectives and expected performance, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company's reports filed with the Securities and Exchange Commission. Readers are cautioned to consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.



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